UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 30, 2007

LIQUIDMETAL TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

25800 Commercentre Dr., Suite 100
Lake Forest, CA 92630
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code:  (949) 206-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

°	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

°	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

°	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

°	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 5.02.	Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

        On April 30, 2007, Young Ham, the Chief Financial Officer of Liquidmetal Technologies, Inc. (the “Company”), resigned as an officer and employee of the Company. As Chief Financial Officer, Mr. Ham served as the Company’s principal financial and accounting officer. On May 1, 2006, the Board of Directors of the Company elected Won Chung to serve as the Company’s Vice President of Finance, and in that capacity, Mr. Chung will serve as the Company’s principal financial and accounting officer until the Company identifies and selects a permanent successor to Mr. Ham in the role of Chief Financial Officer.

        Mr. Chung, who is 29 years of age, has been serving as the Company’s Controller since January 2005. Prior to then, he worked for the Company since October 2004 as the Company’s Financial Reporting Manager. Prior to joining the Company, he worked for KPMG, LLP as a senior auditor since September 2001. Mr. Chung is a certified public accountant and a graduate of California State University at Fullerton, where he received his B.A. in Accounting. Mr. Chung will receive an initial base salary of $125,000.00 for serving as Vice President of Finance. The Company and Mr. Chung have not entered into an employment agreement relating to Mr. Chung’s employment with the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.
By: /s/ Larry Buffington
Larry Buffington,
President and Chief Executive Officer

Date: May 3, 2007

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